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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

NorthStar Real Estate Income Operating Partnership II, LP	(Delaware)
Trellis Apartments NT-II, LLC	(Delaware)

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT